EXHIBIT 10.47

              A PORTION OF EXHIBIT HAS BEEN OMITTED PURSUANT TO A
              REQUEST FOR CONFIDENTIAL TREATMENT, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                           SOFTWARE LICENSE AGREEMENT

         This Software Licensing Agreement (the "Agreement") is made and entered into this 12th day of August, 1997, by and between Galacticomm Technologies, Inc., a Florida company with its principal place of business located at 4101 S.W. 47th Avenue, Suite 101, Ft. Lauderdale, FL 33314 ("Licenser"), and Boca Research, Inc., a Florida corporation, whose principal place of business is located at 1377 Clint Moore Road, Boca Raton FL 33487 ("Licensee").

                              W I T N E S S E T H:


         WHEREAS, Licenser has developed the proprietary software products described in Exhibit A and commonly known as Licenser's Webcast (the "Software"); and

         WHEREAS, Licensee desires to acquire certain rights to the Software so that Licensee may sub-license the Software to end-users for use in combination with Licenser's Product Line; and

         WHEREAS, Licenser agrees to grant the licenses contained herein in consideration for Licensee's payment of royalties to Licenser based on Exhibit A for sub-licenses of the Software with additional specifications in Exhibit C.

         NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree to the foregoing and as follows:

1. GRANT OF LICENSE

         1.1. Subject to the terms and conditions of this Agreement, Licenser hereby grants to Licensee, and Licensee accepts, for the term of this Agreement a limited, world-wide, non-exclusive, right and license to (a) use, copy, distribute and sub-license the Software in object code form configured solely for use in combination with Product, and (b) use the Software in combination with Product to maintain, market, display, perform, distribute and license Product. Any sub-license granted pursuant to this Agreement may be no longer in term nor any less restrictive in scope than any corresponding Product license granted to such sub-license.

         1.2. Nothing herein shall be read to provide or permit Licensee access to source code for the Software at any time or for any reason. Licensee shall not modify the Software or decompile, disassemble or otherwise reverse engineer the Software or any part thereof and/or endeavor to recreate the Source Code from other information made available under this Agreement. Any sub-licenses granted pursuant to this Agreement shall include the restrictions contained in this Exhibit A.

         1.3 Licensed Software Support, Testing and Server Support. Licenser shall (a) provide support and assistance to Licensee's staff in developing familiarity with the Licensed Software, (b) cooperate with Licensee in developing manufacturing and testing plans and processes with respect to the Licensed Software, (c) maintain the necessary hardware, software and personnel to maintain an independent Listing Server. Licenser agrees to make every reasonable mean to immediately correct any malfunctions or downtime for this server and build a backup plan in conjunction with the Licensee in case of a total Listing Server shutdown or if the Licensee needs to move the Server Listing to a third party site. Licenser also agrees to provide statistical data on the Listing Server to determine growth, expansion and a hand-off point for the Listing Server. If the Listing Server goes beyond 10,000 users with current equipment see Exhibit C, then both parties agree to re-negotiate the Listing Server hosting agreement and placement.

2. FEES AND PAYMENTS

         2.1. Licensee shall pay to Licenser the royalties and fees set forth on Exhibit A for each sub-license of the Software granted by Licensee to pursuant to this Agreement. Royalties shall be remitted to Licenser thirty (30) days after Licensee's grant of such sub-license for all product shipped with in that 30 day period. Other fees shall be remitted to Licenser as set forth on Exhibit A, by the end of the first week of every month, for the previous month's shipments.

         2.2. Each party shall bear all of its respective costs and expenses incurred by each in connection with each party's obligations under this Agreement

         2.3. At Licenser's request, at any time during this Agreement but no more than twice per year, Licensee will permit an independent firm of accountants and auditors selected by Licenser to audit the books and records of Licensee and/or any distributors of Product to verify that Licensee has paid Licenser the proper amount of fees and royalties pursuant to Exhibit A. Licenser shall bear the costs associated with such an audit; provided, however, that if such an audit reveals an underpayment of royalties to Licenser in an amount greater than 5% of the amount due to Licenser, Licensee shall bear all costs and expenses associated with such an audit and shall pay Licenser an amount equal to one hundred and fifty (150%) of the total underpayment thus revealed.

3. IMPROVEMENTS

         Except as otherwise provided in this Agreement, Licenser shall have the exclusive right to create or develop any improvement, customization, enhancement, extension, alteration, modification, upgrade or derivative work; (collectively, an "Improvement") of the Software. Any such Improvements may be made a part of the Software and subject to the terms of this Agreement upon mutual agreement of the parties including any additional fees, royalties, or restrictions applicable thereto.

4. CONFIDENTIALITY; OWNERSHIP

         4.1. "Confidential Information" means the Software, specifications and any other information and material marked by either party as confidential that is delivered or disclosed by the disclosing party or, if such additional information and material are orally disclosed, are described by written memorandum that designates them as confidential and is delivered within thirty
(30) days of the oral disclosure. Notwithstanding the foregoing, Confidential Information but in no event less than a reasonable level of care. The parties shall be permitted to disclose to the appropriate authorities information that is required to be disclosed pursuant to a court order or other due process of law as a matter of public record; provided, however, the disclosing party shall be provided the opportunity to contest such court order prior to the Confidential Information being disclosed to such court order.

         4.3. Except as otherwise provided herein, no title to ownership of the Software in any form or any of its parts is hereby transferred to Licensee and Licensee's rights shall at all times be subject to Licenser's world-wide intellectual property rights, the world-wide intellectual property rights of any third parties licensing technology to Licenser, and the restrictions set forth in this Agreement.

         4.4. Except as otherwise provided in this Agreement, upon termination of this Agreement, Licensee shall promptly return to Licenser all materials that were delivered to Licensee by Licenser hereunder including all Confidential Information, and any copies thereof. Licensee will cause an officer to certify to Licenser in writing that Licensee has complied with this section. Likewise, upon termination of this Agreement, Licenser shall promptly return to Licensee all of Licensee's Confidential Information and any copies thereof, and will cause an officer to certify to Licensee in writing that Licenser has complied with this section.

5. PROPRIETARY RIGHTS

         5.1. "Trademarks" shall mean the trade name "Licenser" and any other trade name, trademark or service mark owned by or licensed by Licenser for use on or with the Software regardless of whether or not such marks are registered with the U.S. Patent and Trademark Office or any other domestic or foreign registrar of trademarks. "Copyrights" shall mean any of the copyrights owned by or licensed to Licenser for use on, in, or with the Software regardless of whether or not such copyrights are registered with the U.S. Register of Copyrights or any other domestic or foreign registrar of copyrights. "Proprietary Rights" shall mean the Trademarks, Copyrights, and all trade secrets and other proprietary rights of Licenser, collectively.

Software to become inoperable or otherwise incapable of being used in the full manner for which it was designed and created (a "Software Limitation"). Additionally, there is no Software Limitation that would be triggered by: (a) the Software being used or copied a certain number of times, or after the lapse of a certain period of time; or (b) the occurrence or lapse of any similar triggering factor or event. Licenser further agrees that it shall correct any Software Limitation promptly upon its discovery and at no cost to Licensee. The Software delivered by Licenser will be free from physical defects in the media that tangibly embodies such copy. Licenser shall replace any copy of the Software provided by Licenser that fails to comply with this warranty at Licenser's expense.

         6.3. Except as otherwise set forth above, the Software is provided "AS IS" and Licenser does not warrant that: (a) the Software will meet the needs of Licensee or its Licensees,

(b) the Software will be error-free; or (c) the Software will function properly on all hardware, operating systems, or software platforms.

         6.4. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, Licenser DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, AND SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         6.5. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT SHALL LICENSER BE LIABLE TO LICENSEE, ANY LICENSEE OR SUB LICENSEE, OR ANY OTHER THIRD PARTY FOR ANY LOST DATA, LOST PROFITS, LOST SAVINGS, BUSINESS INTERRUPTION, DOWNTIME, CONSEQUENTIAL, EXEMPLARY, INDIRECT, PUNITIVE, INCIDENTAL, COVER, OR SPECIAL DAMAGES OR COSTS (INCLUDING ATTORNEYS' FEES) OR LOSS OF GOODWILL RESULTING FROM ANY CLAIM (INCLUDING BUT NOT LIMITED TO ANY CAUSE OF ACTION SOUNDING IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR PRODUCTS LIABLITY) REGARDING THIS AGREEMENT OR RESULTING FROM OR IN CONNECTION WITH THE USE OF OR INABILITY TO USE THE SOFTWARE OR ANY PRODUCT OF LICENSEE INCORPORATING ALL OR ANY PORTION OF THE SOFTWARE, EVEN IF LICENSER HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES. IN NO EVENT SHALL THE TOTAL LIABILITY OF LICENSER UNDER THIS AGREEMENT FOR ALL CAUSES OF ACTION (EXCEPT COPYRIGHT, PATENT AND TRADEMARK INFRINGEMENTS) ON A CUMULATIVE BASIS EXCEED THE LESSER OF $50,000.00 OR THE FEES PAID TO LICENSER UNDER THIS AGREEMENT. Licensee acknowledges and agrees that the fees charged by Licenser in this Agreement reflect the allocation of risks, including, without limitation, the foregoing limitation of damages and the limited warranty set forth in this section. A modification of the allocation of risks set forth in this Agreement would affect the fees charged by Licenser, and in consideration of such fees, Licensee agrees to such allocation of risks.

7. MARKETING AND PROMOTION OBLIGATIONS

         Licensee shall, on all Products that includes the Software, be co-branded using the Licenser name and logo in a prominent position on all product, packaging, promotional and advertising materials for Products that include the Software other than products shipped to OEMs, unless otherwise approved by OEM. Licenser shall also be accorded credit: (a) if there is an initial "splash" screen, on such "splash" screen in second position to Licensee; and (b) in an "About Box" in Product. For purposes of this section, "second position" for Licenser means that Licensee's logo may be larger than Licenser's logo.

8. INDEMNIFICATION

         8.1. Licenser agrees to defend, indemnify, and hold Licensee, its Licensees, sub Licensees, officers, directors, employees and agents harmless from any loss, cost, expense,

(c) Licensee modify the Software to render it non-infringing, while remaining like capability.

         8.2 Licensee agrees to defend, indemnify, and hold Licenser, its officers, directors, employees and agents harmless from any loss, cost, expense, damage, or liability (including reasonable attorneys' fees), arising out of: (a) any claim that Product infringes or violates any third party's trademark, patent, copyright, trade secret or other proprietary rights; or (b) the use by Licensee, its Licensees or sub-Licensees of the Software or information or data retrieved from or produced by the Software. Licenser shall promptly notify Licensee in writing of such action and give Licensee authority, information, and assistance for the defense of such suit or proceeding.

9. TERMINATION

         9.1. The term of this Agreement shall be one (1) year from the date set forth above and shall be automatically renewed for subsequent one (1) year periods. After the initial period either party may terminate this agreement upon one hundred and eighty (180) days written notice to the other party.

         9.2. Licenser shall have the right to terminate this Agreement immediately upon written notice to Licensee if: (a) commits a material breach or default with respect to any of its duties and obligations under this Agreement and such default has not been cured within (30) days after delivery to Licensee of notice thereof; (b) ceases to do business as a going concern, makes an assignment of its assets for the benefit of its creditors, is unable or admits in writing its inability to pay its debts as they become due, or becomes insolvent, suspends or abandons its business; (c) authorizes, applies for or consents to the appointment of a trustee or receiver of all or a substantial part of its assets; (d) files a voluntary petition under any bankruptcy or insolvency law or files a voluntary petition under the reorganization provisions of the laws of the United States; or (e) a court assumes jurisdiction over Licensee's assets.

         9.3. Licensee may, at its sole option, terminate this Agreement immediately upon written notice to Licenser if: (a) Licenser commits a breach or default with respect to any of its duties and obligations under this Agreement and such default has not been cured within thirty days after delivery to Licenser of notice thereof; (b) Licenser ceases to do business as a going concern, makes an assignment of its assets for the benefit of its creditors, is unable or admits in writing its inability to pay its debts as they become due, or becomes insolvent, suspends or abandons its business; (c) Licenser authorizes, applies for or consents to the appointment of a trustee or receiver of all or a substantial part of its assets; (d) Licenser files a voluntary petition under any bankruptcy or insolvency law or files a voluntary petition under the reorganization

         10.4. Any notice or communication required or permitted under this Agreement shall be in writing and deemed received by a party when personally delivered to it or, if addressed to the party at the address of such party specified herein or at such other address as specified by such party in a notice delivered to the other party in accordance with this Section: When sent by fax with proof of receipt; when received by overnight courier service (provided it shall be deemed received no more than two (2) business days after delivery to such courier's drop-off site); or when received by certified or registered mail (provided it shall be deemed received no more than five (5) business days after posting).

         10.5. Every provision of this Agreement is intended to be severable; if any term or provision is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. Without limiting the generality of the preceding sentence, if any remedy set forth in this Agreement is determined to have failed its essential purpose, then all other provisions of this Agreement, including without limitation the limitation of liability and exclusion of damages, shall remain in full force and effect. The titles of sections are for convenience of reference only.

         IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement as of the date first written above.

LICENSER:                               LICENSEE:

GALACTICOMM TECHNOLOGIES, INC.          BOCA RESEARCH, INC.



/s/ YANNICK TESSIER                     /s/ JACQUELINE N. MILLER
--------------------------------        -----------------------------------
By:  Yannick Tessier                    By:
Title: President                        Title: Director of Purchasing
                                               & Product Marketing

                                    EXHIBIT A


                    ROYALTY PER UNIT - DISTRIBUTION SCHEDULE




                     Boca Research        Boca Research        Boca Research       Boca Research        Boca Research
                     33.6K Modems         56K Modems           Camera Kits         Cameras              Capture Cards

Volume               35,000 per month     18,000 per month     1,250 per month     2,500 per month      1,250 per month
Licensed *           WSC                  WSC                  WPER & WSC          WPER & WSC           WPER & WSC
Exclusivity          YES WSC/1 YR         YES WSC/1 YR         YES WSC/1 YR        YES WSC/1 YR         YES WSC/1 YR
Royalty (*)
at 75-100%             *****                 *****               *****               *****                 *****
Volume

Volume
Scale

0-95%                  *****                 *****               *****               *****                 *****
06-50%                 *****                 *****               *****               *****                 *****
51 -74%                *****                 *****               *****               *****                 *****



On all sales of the full version of Webcast Personal, Galacticomm Technologies will receive a $***** per unit license fee. The list server for all Webcast products shall be provided and hosted exclusively by Galacticomm Technologies, Inc. Royalty Schedule will be reviewed quarterly to address current market conditions.

Licenser will have the right to revoke exclusivity or re-negotiate this Agreement if Licensee pays royalties of less then $100,000 per quarter or if royalties are less then $120,000.00 for two (2) consecutive quarters.





* See Exhibit B



*****Confidential Portion. This portion of the exhibit has been omitted pursuant to a request for confidential treatment, and has been filed separately with the Commission.


                              PRODUCT DEFINITIONS

                                   EXHIBIT B

                                                                                                     CODE

WEBCAST SCREEN CAPTURE        No Camera needed to capture images or any part of the desktop and       WSC
                              display live on an html page.


WEBCAST PERSONAL              Broadcast streaming Live Audio and video to 4 viewers.                  WPER


WEBCAST PROSERVER             NT Server and Broadcast Machine needed for up to 250 viewers.           WPRO
                              Supports Live Camera's and Capturing of desktop images for one broadcaster.


WEBCAST PROSERVER ADD-ONS     Additional 5 broadcasters allowed on ProServer.                         WPRA


LITE                          A 30 Day demo of the full product                                       LITE


RETAIL                        A package of the full product                                           RETL




                                   EXHIBIT C

                       SPECIAL MODIFICATION REQUIREMENTS



1. Licensee will be allowed to rename the product for its use as long as Licenser is still listed as the copyright holder and developer with appropriate co-branding as described in section 7 of this agreement.

2. Licenser will setup, maintain and host a new Listing Server provided by Licensee for the Licenser products sold by Licensee. This new Listing Server will only mention Licensee as the seller of Licenser's products. The looks of this site will be designed by Licensee and implemented by Licenser.

3. The Listing Server consists of a Pentium Pro 200-Class Machine with 128 Megs of Ram, a 2 Gigabyte hard drive and network card. For software, we require Windows NT Server 4.0 and IIS. The estimate cost to Licensee for the Listing Server hardware and software is $ 2,800.00.

4. Licenser agrees to enhance the Software product by adding a log file of viewers for the broadcaster to view at any time which viewers came to the site. This enhancement is estimated at a development cost of $1,000.00 and will be paid for by Licensee.

S. Licenser agrees to also enhance the Listing Server for licensee to report hits of total viewers to the participating broadcasters at an estimated development cost of $750.00 to be paid for by Licensee.

6. All other cosmetic and functional changes to the Software contracted by Licensee will be billed on an hourly rate of $100.00 per hour once approved by Licenser.